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                                                                    EXHIBIT 99.4
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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 17, 1998

                                  by and among

                                  PRIMEDIA INC.

                          The Guarantors listed herein

                                       and

                              SALOMON BROTHERS INC

                        MORGAN STANLEY & CO. INCORPORATED






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               This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of February 17, 1998, by and between PRIMEDIA Inc., a Delaware corporation (the "Company"), each of the Guarantors (as defined in the Purchase Agreement referred to below) and Salomon Brothers Inc and Morgan Stanley & Co. Incorporated, (collectively, the "INITIAL PURCHASERS"), who have purchased (i) $250,000,000 principal amount of the Company's 7 5/8% Senior Notes due 2008 (the "SERIES A SENIOR NOTES") and (ii) 2,500,000 shares of the Company's $8.625
Series G Exchangeable Preferred Stock Redeemable 2010 (the "SERIES G PREFERRED STOCK") pursuant to the Purchase Agreement (as defined below).

               This Agreement is made pursuant to the Purchase Agreement, dated February 11, 1998 (the "PURCHASE AGREEMENT"), by and between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Senior Notes and the Series G Preferred Stock, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 4 of the Purchase Agreement.

               The parties hereby agree as follows:


SECTION 1.            DEFINITIONS

               As used in this Agreement, the following capitalized terms shall have the following meanings:

               ACT:  The Securities Act of 1933, as amended.

               ADVICE:  As defined in Section 6(b) hereof.

               APPLICABLE EFFECTIVENESS PERCENT: As defined in Section 5 hereof.

               BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

               CLASS G SUBORDINATED DEBENTURES: The 8 5/8% Class G Subordinated Exchange Debentures due 2010 of the Company issuable in exchange for the Series G Preferred Stock.

               CLASS H SUBORDINATED DEBENTURES: The 8 5/8% Class H Subordinated Exchange Debentures due 2010 of the Company issuable in exchange for the Series H Preferred Stock or, in connection with a Registered Exchange Offer for the Class G Subordinated Debentures and containing terms identical to the Class G Subordinated Debentures (except that if issued in connection with a Registered Exchange Offer, interest thereon shall accrue from the Exchange Offer Consummation Date and except that such securities shall bear no legend and shall be free from restrictions on transfer).

               CLOSING DATE: The date on which the Series A Senior Notes and the Series G Preferred Stock are first sold by the Initial Purchasers pursuant to the Offer.

               COMMISSION:  The Securities and Exchange Commission.

               CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of a Registration


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

Statement relating to the Series B Senior Notes and Series H Preferred Stock or Class H Subordinated Debentures, as applicable, to be issued in the Registered Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective for a period of not less than the minimum period required under applicable federal and state securities laws (provided that in no event shall such Registered Exchange Offer remain open and the Registration Statement relating thereto remain continuously effective, in each case, for less than 20 business days), and (iii) the delivery by the Company to either (A) the registrar under the Senior Note Indenture of Series B Senior Notes in the same aggregate principal amount of Series A Senior Notes that were tendered by Holders thereof pursuant to the Registered Exchange Offer, (B) the transfer agent for the Series H Preferred Stock the same number of shares of Series H Preferred Stock as the number of shares of Series G Preferred Stock tendered by holders thereof pursuant to the Registered Exchange Offer, or (C) the registrar under the Subordinated Debenture Indenture of Class H Subordinated Debentures in the same aggregate principal amount as the aggregate principal amount of Class G Subordinated Debentures tendered by Holders thereof pursuant to the Registered Exchange Offer.

               DIVIDEND PAYMENT DATE: As defined in the Certificate of Designations relating to the Series G Preferred Stock.

               EFFECTIVENESS TARGET DATE:  As defined in Section 5 hereof.

               EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

               EXCHANGE OFFER CONSUMMATION DATE: The date on which the Registered Exchange Offer is Consummated.

               EXCHANGE OFFER EFFECTIVE DATE: The date on which the Registration Statement relating to the Registered Exchange Offer becomes effective.

               EXCHANGE OFFER REGISTRATION STATEMENT: As defined in Section 3 hereof.

               HOLDER:  As defined in Section 2(b) hereof.

               INDEMNIFIED PARTY:  As defined in Section 8 hereof.

               INTEREST PAYMENT DATE: As defined in the Senior Note Indenture, for the Senior Notes, and the Subordinated Debenture Indenture, for the Subordinated Debentures.

               NASD:  National Association of Securities Dealers, Inc.

               OFFER: The transactions in which the Initial Purchasers propose to sell the Series A Senior Notes and the Series G Preferred Stock to certain "qualified institutional buyers" (as such term is defined in Rule 144A under the Act) and in "off shore transactions" (as such term is defined in Regulation S under the Act) pursuant to the Offering Memorandum.

               OFFERING MEMORANDUM: The offering memorandum, dated February 11, 1998 and all amendments and supplements thereto, relating to the Senior Notes and the Preferred Stock prepared by the Company pursuant to the Purchase Agreement.

               PAYMENT DATE: Each Dividend Payment Date and each Interest Payment Date.


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               PERSON: An individual, partnership, joint venture, corporation, trust, estate or unincorporated organization, or a government or agency or political subdivision thereof.

               PREFERRED STOCK: The Series G Preferred Stock and the Series H Preferred Stock.

               PROSPECTUS: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material, if any, incorporated by reference into such Prospectus.

               RECORD HOLDER: (i) With respect to any Interest Payment Date relating to Senior Notes, each person who is a Holder of Senior Notes on the record date with respect to the Interest Payment Date on which such Interest Payment Date relating to the Senior Notes shall occur; (ii) with respect to any Payment Date occurring prior to the date on which the Series G Preferred Stock is exchanged for Class G Subordinated Debentures, each Person who was a Holder of Series G Preferred Stock on the record date with respect to the Dividend Payment Date on which such Payment Date shall occur, or, if no record date was set with respect to such Dividend Payment Date, the date 15 days prior to such Dividend Payment Date; and (iii) with respect to any Payment Date occurring after the date on which the Series G Preferred Stock is exchanged for Class G Subordinated Debentures, each Person who was a Holder of Class G Subordinated Debentures on the record date with respect to the Interest Payment Date on which such Payment Date shall occur.

               REGISTERED EXCHANGE OFFER: The registration by the Company under the Act of the Series B Senior Notes or the Series H Preferred Stock or, if the Series G Preferred Stock has been exchanged for Class G Subordinated Debentures, Class H Subordinated Debentures pursuant to a Registration Statement pursuant to which the Company offers the holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holder for Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, in an aggregate number of shares or principal amount, as applicable, equal to the aggregate number of shares or principal amount, as applicable, of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

               REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Series B Senior Notes, Series H Preferred Stock or, if the Series G Preferred Stock has been exchanged for Class G Subordinated Debentures, Class H Subordinated Debentures, pursuant to a Registered Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

               SENIOR NOTES: The Series A Senior Notes and the Series B Senior Notes.

               SENIOR NOTE INDENTURE: The Indenture between the Company and the Trustee pursuant to which the Senior Notes are to be issued.

               SERIES H PREFERRED STOCK: The $8.625 Series H Exchangeable Preferred Stock Redeemable 2010 of the Company, issuable in connection with the Registered Exchange Offer and containing terms identical to the Series G Preferred Stock (except that dividends thereon will accrue from the Exchange offer Consummation Date and except that such securities shall bear no legend and shall be free from restrictions or transfer).


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               SERIES B SENIOR NOTES: The Company's 7_% Senior Notes due 2008 to
be issued pursuant to the Senior Note Indenture in the Registered Exchange offer.

               SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

               SUBORDINATED DEBENTURES: The Class G Subordinated Debentures and the Class H Subordinated Debentures.

               SUBORDINATED DEBENTURE INDENTURE: The Indenture between the Company and the Subordinated Debenture Trustee pursuant to which the Subordinated Debentures are issued.

               SUBORDINATED DEBENTURE TRUSTEE: The trustee under the Subordinated Debenture Indenture.

               TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

               TRANSFER RESTRICTED SECURITIES: Each Senior Note, each share of Series G Preferred Stock and, if the Company has elected to exchange such Series G Preferred Stock, each Class G Subordinated Debenture issued in exchange therefor, until the earlier to occur of (a) the Exchange Offer Consummation Date, (b) the date on which such Senior Notes, Preferred Stock or Subordinated Debentures, as applicable, have been effectively registered under the Act and disposed of in accordance with a Registration Statement and (c) the date on which such Senior Notes, Preferred Stock or Subordinated Debentures, as applicable, are distributed to the public pursuant to Rule 144 under the Act.

               TRUSTEE:  The trustee under the Senior Note Indenture.

               UNDERWRITER(S): The underwriter(s) participating in any Underwritten Offering referred to in Section 6(b)(xii) and party to the underwriting agreement referred to in such section.

               UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an Underwriter for reoffering to the public.

SECTION 2.         SECURITIES SUBJECT TO THIS AGREEMENT

               (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

               (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person is the registered owner of Transfer Restricted Securities.



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SECTION 3.      REGISTERED EXCHANGE OFFER

               (a) If, in the reasonable opinion of the Company after consultation with counsel, (i) the Registered Exchange Offer shall then be permissible under applicable law and (ii) a Registration Statement (the "EXCHANGE OFFER REGISTRATION Statement") with respect to the Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, and the Registered Exchange Offer reasonably can be filed after the initial sale of Senior Notes and Preferred Stock pursuant hereto, the Company shall (a) cause to be filed with the Commission after the Closing Date a Registration Statement under the Act relating to the Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, and the Registered Exchange Offer, (b) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time thereafter, (c) in connection with the foregoing, (1) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (2) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act, and (3) use its reasonable best efforts to cause all necessary filings in connection with the registration and qualification of the Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, to be registered under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Registered Exchange Offer, and (d) upon the effectiveness of such Exchange Offer Registration Statement, commence the Registered Exchange Offer. The Registered Exchange Offer shall be on the appropriate form permitting registration of the Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, to be offered in exchange for the Transfer Restricted Securities.

               (b) The Company shall cause the Exchange Offer Registration Statement to be continuously effective for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Registered Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company shall cause the Registered Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, shall be included in the Registration Statement relating to the Registered Exchange Offer. The Company shall use its reasonable best efforts to cause the Registered Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Effective Date.

SECTION 4.      SHELF REGISTRATION

               (a) SHELF REGISTRATION. If the Company is not required to file a Registration Statement with respect to the Registered Exchange Offer pursuant to
Section 3(a) hereof, then pursuant to Rule 415 under the Act, the Company shall file a "shelf" registration statement (the "SHELF REGISTRATION STATEMENT") relating to all then outstanding Transfer Restricted Securities, the holders of which shall have provided the information required pursuant to Section 6(a)(i) and (ii) hereof within the time specified in such section, and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective as promptly as practicable thereafter. Subject to the proviso contained in Section 6(b)(x), the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective and to prevent the happening of any event described in Section 6(b)(iv)(D) hereof for a period of two years following the date on which such Shelf Registration Statement becomes effective under the Act (as may be extended pursuant to Section 6 hereof) or shorter period terminating when all Transfer Restricted Securities either (i) have been sold pursuant to the Shelf Registration Statement or (ii) have


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ceased to be Transfer Restricted Securities pursuant to clause (c) of the definition of Transfer Restricted Securities.

               Subject to the proviso contained in Section 6(b)(x), upon the occurrence of any event that would cause the Shelf Registration Statement (i) to contain a material misstatement or omission or (ii) not to be effective and usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Shelf Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of clauses (i) and (ii), use its reasonable best efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter.

               (b) RESTRICTIONS ON SALE OF CERTAIN SECURITIES BY OTHERS. The Company agrees to use reasonable best efforts to cause each holder of its privately placed debt securities (if the Holders effect an Underwritten Offer with respect to the Senior Notes or Subordinated Debentures) or preferred stock (if the Holders effect an Underwritten Offer with respect to the Preferred Stock), and its securities convertible into or exchangeable or exercisable for any such debt security or preferred stock, as applicable, purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during the 10 day period prior to and during the 60-day period beginning on the closing date of each Underwritten Offer made pursuant to the Shelf Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such Underwritten Registration).

SECTION 5.      LIQUIDATED DAMAGES

               If written notice that the applicable Registration Statement has been declared effective shall not have been given on or before 180 days following the Closing Date (the "EFFECTIVENESS TARGET DATE"), then, commencing on the first Payment Date following the 181st day after the Closing Date and on each Payment Date thereafter until the applicable Registration Statement has been declared effective, the Company shall pay to each Record Holder an amount, as liquidated damages, equal to the product of (i) the aggregate principal amount of all Senior Notes held by such Holder or the aggregate liquidation preference of all shares of Preferred Stock (or, if the Preferred Stock has been exchanged for Subordinated Debentures, the aggregate principal amount of all such Subordinated Debentures) constituting Transfer Restricted Securities and
(ii) the "APPLICABLE EFFECTIVENESS PERCENT," which shall accrue from and after the 181st day after the Closing Date. For purposes hereof, the "Applicable Effectiveness Percent" shall be one-half of one percent (0.50%) per annum for each of the days immediately succeeding the 181st day following the Closing Date until the applicable Registration Statement has been declared effective.

SECTION 6.      REGISTRATION PROCEDURES

               (a) In connection with the Registered Exchange Offer (if required to be made pursuant to Section 3(a) hereof):

                   (i) As a condition to its participation in the Registered Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall be required to furnish, upon the request of the Company, within 15 Business Days thereafter, such information regarding such Holder and such Holder's intentions in connection with the Series B


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         Senior Notes, Series H Preferred Stock or Class H Subordinated
         Debentures, as applicable, to be received in the Registered Exchange Offer as the Company may from time to time reasonably request in writing. Each such Holder shall be required to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading;

                   (ii) As a condition to its participation in the Registered Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall be required to furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company that it is not engaged in, and does not intend to engage in, a distribution of the Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, to be received in the Registered Exchange Offer and that it is acquiring the Series B Senior Notes, Series H Preferred Stock or Class H Subordinated Debentures, as applicable, in its ordinary course of business and shall otherwise cooperate in the Company's preparations for the Registered Exchange Offer. Each Holder shall acknowledge that any such Holder using the Registered Exchange Offer to participate in a distribution of the securities to be acquired in the Registered Exchange Offer (x) could not rely on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available April 13, 1989) or similar no-action letters (including any no-action letter obtained pursuant to paragraph (i) above in connection with the Registered Exchange Offer),
        (y) must comply with registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and (z) that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K; and

                   (iii) If the Registered Exchange Offer relates to the Senior Notes or the Subordinated Debentures, the Company shall cause the Senior
        Note Indenture or Subordinated Debenture Indenture, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registered Exchange Offer; and, in connection therewith, will cooperate with the Trustee or the Subordinated Debenture Trustee, as the case may be, and the holders of the Series A Senior Notes and Class G Subordinated Debentures to effect such changes to the Senior Note Indenture or the Subordinated Debenture Indenture, as the case may be, as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and will execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

               (b) In connection with the Shelf Registration Statement, the Company will use its reasonable best efforts to effect such registration, to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof and, pursuant thereto, the Company will as expeditiously as possible:

                   (i) prepare and file with the Commission, as soon as practicable, a Registration Statement relating to the registration on any appropriate form under the Act, cooperate and assist in any filings required to be made with the NASD and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the selling Holders to consummate the disposition of such Transfer Restricted Securities; PROVIDED that before filing a Shelf Registration Statement or any Prospectus, or any amendments or supplements thereto,


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        including documents incorporated by reference after the initial filing of the Shelf Registration Statement, the Company will furnish to the Holders and the underwriter(s), if any, copies of all such documents proposed to be filed prior to the filing thereof and shall make the Company's representative available for discussion of such documents;

                   (ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period which will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

                   (iii) if requested by the Holders of Transfer Restricted Securities being sold in an Underwritten Offering conducted pursuant to an Underwriting Agreement referred to in Section 6(b)(xii) or the Underwriter(s) thereof, promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Underwriter(s) and the Holders of Transfer Restricted Securities being sold agree should be included therein relating to the plan of distribution of the Transfer Restricted Securities, including, without limitation, information with respect to the principal amount of Senior Notes, the number of shares of Preferred Stock and principal amount of Subordinated Debentures being sold to such Underwriter(s), the purchase price being paid therefor and with respect to any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                   (iv) advise the Underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Shelf Registration Statement or any post-effective amendment thereto, has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) if at any time the representations and warranties of the Company contemplated by paragraph (xii)(A) below cease to be true and correct, (D) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading and (E) of the receipt by the Company of any stop order from the Commission suspending the effectiveness of the Registration Statement, and any order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Transfer Restricted Securities under state securities or blue sky laws. If at any time the Company shall receive any such stop order suspending the effectiveness of the Registration Statement, or any such order from a state securities commission or other regulatory authority, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                   (v) promptly prior to the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or the Prospectus (after initial filing of the Shelf Registration Statement), provide copies of such document to the selling Holders and to the managing Underwriter(s), if any, and make the Company's representative(s) available for discussion of such document;

                   (vi) furnish to each selling Holder and each of the Underwriter(s), if any, without charge, at least one signed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                   (vii) deliver to each selling Holder and each of the Underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the Underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                   (viii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the Underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or Underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

                   (ix) cooperate with the selling Holders and the Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the Underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Underwriter(s);

                   (x) if any fact or event contemplated by Section
        6(b)(iv)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; PROVIDED, that the Company shall not be required to comply with this Section 6(b)(x) if, and only for so long as: (i) the Company shall be engaged in a transaction; (ii) (A) such transaction is required to be disclosed in the Registration Statement, the related Prospectus, or any amendment or supplement thereto, or the failure by the Company to disclose such transaction in the Registration Statement or related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Registration Statement, Prospectus or amendment or supplement thereto, to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made; (B) information regarding the existence of such transaction has not then been publicly disclosed by or on behalf of the Company; and (C) the Company determines, in its reasonable judgment, that disclosure of such transaction would have a material adverse effect (1) on the business, condition (financial or other), results of operations or properties of the Company and its subsidiaries, taken as a whole, or (2) on the consummation of such transaction and (iii) the Company notifies the Holders promptly after making the determination set forth in clause
        (ii);

                   (xi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of Exchange Offer Registration Statement or the Shelf Registration Statement;

                   (xii) enter into such customary agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other actions in connection therewith as may be requested by the Holders of a majority of the outstanding shares (or principal amount, as the case may be) of the Transfer Restricted Securities or the managing Underwriter(s) in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration and, in connection with any such underwriting agreement entered into by the Company, (A) make such representations and warranties to the Holders and the Underwriter(s), in form, substance and scope as are customarily made by issuers to Underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriter(s) and the Holders of the Transfer Restricted Securities being sold) addressed to each selling Holder and the Underwriter(s) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Underwriters and use its reasonable best efforts to obtain such "cold comfort" letters addressed to the Holders of Transfer Restricted Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by Underwriters in connection with primary underwritten offerings; (D) set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
        (E) deliver such documents and certificates as may be reasonably requested by the Holders of the Transfer Restricted Securities being sold or the underwriter(s) of such Underwritten Offering to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xii). The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder. Notwithstanding the foregoing, in no event shall any Holder be entitled to participate in an Underwritten Registration unless Holders of Senior Notes the principal amount of which equals or exceeds $50 million or Holders of Preferred Stock the aggregate liquidation preference of which equals or exceeds $25 million (or, if the Preferred Stock has been exchanged for Subordinated Debentures, the principal amount of which equals or exceeds $25 million) shall first notify the Company of their intent to retain an Underwriter for such purpose pursuant to Section 11 hereof;

                   (xiii) make available at reasonable times for inspection by the Holders of the Transfer Restricted Securities, any Underwriter participating in an Underwritten Offering pursuant to such Shelf Registration Statement and any attorney or accountant retained by such selling Holders or any of the Underwriters (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company as shall be requested by any such Inspector in connection with such Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness; PROVIDED, HOWEVER, that any Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless
        (i) such Inspector signs a confidentiality agreement reasonably satisfactory to the Company or (ii) the release of such Records is ordered pursuant to a subpoena or other court order or is otherwise required by law. Each Holder agrees that it will, promptly after learning that disclosure of such Records is sought by a court having jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of such Records (it being understood, however, that, in no event, shall any Holder be required to violate any such subpoena, court order or applicable law as a result of the Company's actions to prevent such disclosure);

                   (xiv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders as soon as practicable a consolidated earnings statement (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to the Underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to the Underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement; and

                   (xv) cause the Senior Note Indenture or the Subordinated Debenture Indenture, as the case may be, to be qualified under the TIA, and, in connection therewith, cooperate with the applicable trustee and the Holders to effect such changes to such indenture as may be required for such indentures to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

               Each Holder as to which any Shelf Registration Statement is being effected shall furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

               Upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(b)(iv)(D) hereof, each Holder will forthwith discontinue disposition of Transfer Restricted Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(b)(x) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Registration Statement set forth in
Section 4(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such Advice to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(b)(x) hereof.

SECTION 7.      REGISTRATION EXPENSES

               (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation all: (i) registration and filing fees and expenses (including filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD)); (ii) fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) expenses of printing (including printing certificates for the Senior Notes, Preferred Stock, Subordinated Debentures and Prospectuses), messenger and delivery services and telephone; (iv) reasonable fees and disbursements of counsel for the Company and the Holders of the Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Senior Notes, Preferred Stock and the Subordinated Debentures on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) reasonable fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance).

               The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expense of its officers and employees performing legal or accounting duties), the expenses of any annual audit, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

               (b) In connection with the Shelf Registration Statement, the Company will reimburse the Holders of Transfer Restricted Securities being tendered or registered for the reasonable fees and disbursements of Latham & Watkins, as counsel to such Holders. Notwithstanding the provisions of this
Section 7, each Holder shall pay all registration expenses to the extent required by applicable law.

SECTION 8.      INDEMNIFICATION

               (a) Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities and each person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with or is controlled by such Holder from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Holder of Transfer Restricted Securities or any such controlling person or person who is under common control with, or is controlled by such Holder, in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder of Transfer Restricted Securities furnished to the Company in writing by such Holder expressly for use therein and (ii) that the foregoing indemnity with respect to any untrue statement contained in or omission from a Memorandum shall not inure to the benefit of any Holder of Transfer

Restricted Securities (or any person controlling under common control with, or controlled by, such Holder) from whom the person asserting any such loss, claim, damage or liability purchased any of the Securities which are the subject thereof if such person was not sent or given a copy of the Memorandum (or the Memorandum as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such Memorandum was contained in the Memorandum (or the Memorandum as amended or supplemented).

               (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantors, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in either Memorandum or any amendments or supplements thereto.

               (c) In case any proceeding (including without limitation any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Salomon Brothers Inc., in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 8 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders of Transfer Restricted Securities on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holders of Transfer Restricted Securities, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Holders of Transfer Restricted Securities on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders of Transfer Restricted Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The Company, the Guarantors and the Holders of Transfer Restricted Securities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Holder of Transfer Restricted Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
Section 8 and the representations and warranties of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder of Transfer Restricted Securities or any person controlling any Holder of Transfer Restricted Securities or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or equity.

SECTION 9.      RULE 144A

               The Company hereby agrees with each Holder, for so long as any of the Senior Notes, Preferred Stock or Subordinated Debentures remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Initial Purchaser or beneficial owner of such Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Initial Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

SECTION 10.     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

               No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes the related underwriting agreement and all questionnaires, powers of attorney, indemnities, and other documents required under the terms of such underwriting arrangements.

SECTION 11.     SELECTION OF UNDERWRITERS

               Subject to Section 6(b)(xii) hereof, the Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. The Underwriter(s) that will administer said offerings will be selected by the Holders of a majority of the outstanding shares or the aggregate principal amount, as applicable, of the Transfer Restricted Securities included in such Underwritten Offering.

SECTION 12.     MISCELLANEOUS

               (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Senior Note Indenture, in the Subordinated Debenture Indenture, if applicable, in the Purchase Agreement and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements of the Company in effect on the date hereof.

               (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of, in the case of Senior Notes, the outstanding aggregate principal amount, Preferred Stock, the outstanding shares and, in the case of Subordinated Debentures, the then outstanding aggregate principal amount, in each case, that are Transfer Restricted Securities.

               (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                      (i) if to a Holder, at the address set forth on the records of the Registrar for the Senior Notes, transfer agent for the Preferred Stock or the Registrar for the Subordinated Debentures, as applicable, with a copy to the transfer agent or the Registrar; and

                      (ii) if to the Company, to PRIMEDIA Inc., 745 Fifth Avenue, New York, New York, 10151, Attention: Beverly Chell, with a copy to Simpson Thacher & Bartlett at 425 Lexington Avenue, New York, New York, 10017, Attention: Gary I. Horowitz.

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

               From and after the date on which the Preferred Stock is exchanged for Subordinated Debentures, copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Subordinated Debenture Indenture at the address specified therein.

               (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment hereof, subsequent Holders of Transfer Restricted Securities; PROVIDED, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

               (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

               (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (j) ENTIRE AGREEMENT. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   PRIMEDIA INC.

                                   By:    /s/ BEVERLY C. CHELL
                                          -------------------------------
                                          Name: Beverly C. Chell
                                          Title:

                                   THE APARTMENT GUIDE OF NASHVILLE, INC.
                                   ARGUS PUBLISHERS CORPORATION
                                   AMERICAN HEAT VIDEO PRODUCTIONS, INC.
                                   ASTN, INC.
                                   A WEP COMPANY
                                   BACON'S INFORMATION, INC.
                                   BANKERS CONSULTING COMPANY
                                   CARDINAL BUSINESS MEDIA, INC.
                                   CARDINAL BUSINESS MEDIA HOLDINGS, INC.
                                   CHANNEL ONE COMMUNICATIONS CORPORATION
                                   COVER CONCEPTS MARKETING SERVICES, LLC
                                   CSK PUBLISHING COMPANY INCORPORATED
                                   DAILY RACING FORM, INC.
                                   DATA BOOK, INC.
                                   DRF FINANCE, INC.
                                   THE ELECTRONICS SOURCE BOOK, INC.
                                   EXCELLENCE IN TRAINING CORPORATION
                                   FUNK & WAGNALLS YEARBOOK CORPORATION
                                   GARETH STEVENS, INC.
                                   GO LO ENTERTAINMENT, INC.
                                   GUINN COMMUNICATIONS, INC.
                                   HAAS PUBLISHING COMPANIES, INC.
                                   HEALTH & SCIENCES NETWORK, INC.
                                   IDTN LEASING CORPORATION
                                   INDUSTRIAL TRAINING SYSTEMS CORPORATION
                                   INTELLICHOICE, INC.
                                   INTERMODAL PUBLISHING COMPANY, LTD.
                                   INTERTEC MARKET REPORTS, INC.
                                   INTERTEC PRESENTATIONS, INC.
                                   INTERTEC PUBLISHING CORPORATION
                                   K-III HPC, INC.
                                   K-III PRIME CORPORATION
                                   LAW ENFORCEMENT TELEVISION NETWORK, INC.
                                      (TEXAS)
                                   LIFETIME LEARNING SYSTEMS, INC.
                                   LITTLE ROCK APARTMENT GUIDE, INC.
                                   LOCKERT JACKSON & ASSOCIATES, INC.
                                   MCMULLEN ARGUS PUBLISHING, INC.
                                   MEMPHIS APARTMENT GUIDE, INC.
                                   MUSICAL AMERICA PUBLISHING, INC.

                                   NELSON INFORMATION, INC.
                                   NEWBRIDGE COMMUNICATIONS, INC.
                                   PARK AVENUE PUBLISHING, INC.
                                   PICTORIAL, INC.
                                   PLAZA COMMUNICATIONS, INC.
                                   PRIMEDIA HOLDINGS III INC.
                                   PRIMEDIA INFORMATION INC.
                                   PRIMEDIA MAGAZINES INC.
                                   PRIMEDIA MAGAZINES FINANCE INC.
                                   PRIMEDIA REFERENCE INC.
                                   PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.
                                   QWIZ, INC.
                                   R.E.R. PUBLISHING CORPORATION
                                   STRAIGHT DOWN, INC.
                                   SYMBOL OF EXCELLENCE PUBLISHERS, INC.
                                   TEL-A-TRAIN, INC.
                                   TI-IN ACQUISITION CORPORATION
                                   WEEKLY READER CORPORATION
                                   WESTCOTT COMMUNICATIONS, INC.
                                   WESTCOTT COMMUNICATIONS MICHIGAN, INC.
                                   WESTCOTT ECI, INC.
                                   WESTERN EMPIRE PUBLICATIONS, INC.
                                     AS GUARANTORS

                                   By:  /s/ BEVERLY C. CHELL
                                        ------------------------------------
                                        Name: Beverly C. Chell
                                        Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

SALOMON BROTHERS INC


By: /s/ CHRIS CLIPPER
    -------------------------------
    Name: Chris Clipper
    Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:


MORGAN STANLEY & CO. INCORPORATED


By: /s/ FRANCIS P. BARKER
    -------------------------------
    Name: Francis P. Barker
    Title: